UNITED STATES
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SCHEDULE 14C INFORMATION

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The Hartford mutual funds, inc.

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INFORMATION STATEMENT

FOR

HARTFORD climate opportunities FUND

(A SERIES OF THE HARTFORD MUTUAL FUNDS, INC.)

DATED DECEMBER 20, 2019

690 Lee Road

Wayne, PA 19087

Important Notice Regarding the Availability of this Information Statement

The Information Statement is also available at www.hartfordfunds.com/climate-opportunities-fund-information-statement. The Information Statement will be available on this website until at least March 20, 2020. A paper or e-mail copy of the Information Statement may be obtained, without charge, by calling 1-888-843-7824. If you want a paper or e-mail copy of the Information Statement, you must request one no later than March 20, 2020.

Why am I receiving this information statement?

This information statement is being provided to shareholders of the Hartford Climate Opportunities Fund (the “Fund”, prior to November 8, 2019, known as the Hartford Environmental Opportunities Fund), a series of The Hartford Mutual Funds, Inc. (the “Company”). This information statement is being furnished in connection with the appointment of Schroder Investment Management North America Inc. (“SIMNA”), which is based in New York City, as an additional sub-adviser to the Fund, and Schroder Investment Management North America Limited (“SIMNA Ltd. and together with SIMNA, “Schroders” or “the Sub-advisers”), which is based in London, England, as sub-sub-adviser to the Fund, effective November 8, 2019. The Board of Directors of the Company (“Board”) approved a sub-advisory agreement between Hartford Funds Management Company, LLC (the “Investment Manager” or “HFMC” and collectively with Schroders, the “Advisers”), the Fund’s investment manager, and SIMNA dated November 6, 2019 (“Sub-Advisory Agreement”) and an amendment to the sub-sub-advisory agreement between SIMNA and SIMNA Ltd. dated August 7, 2019, as previously amended (“Sub-Sub-Advisory Agreement”) to appoint SIMNA Ltd. as a sub-sub-adviser for the Fund at its meeting held on August 6-7, 2019.

The Investment Manager, subject to the supervision and approval of the Board, is responsible for the management of the Fund and supervises the activities of the investment sub-advisers pursuant to the investment management agreement dated February 29, 2016, as amended, between the Investment Manager and the Company, on behalf of the Fund (“Investment Management Agreement”). The U.S. Securities and Exchange Commission has granted an exemptive order that permits the Investment Manager to hire, and to materially amend any existing or future sub-advisory agreements with, certain sub-advisers, including sub-advisers or sub-sub-advisers that are not affiliated with the Investment Manager, such as SIMNA and SIMNA Ltd., without shareholder approval if the Company’s Board has approved the new sub-adviser or sub-sub-adviser. A condition of this exemptive order requires the Investment Manager to furnish shareholders with information about Schroders and the Sub-Advisory Agreement and Sub-Sub-Advisory Agreement. This information statement is being mailed on or about December 20, 2019 to shareholders of record of the Fund as of November 29, 2019 (the “Record Date”). We are not asking you for a proxy and you are requested not to send us a proxy.

How can I obtain more information about the Fund?

You can find the Fund’s prospectus, statement of additional information, annual report and semi-annual report online at www.hartfordfunds.com/prospectuses.html. You can also get this information and a copy of this information statement at no cost by calling 1-888-843-7824 or upon request by writing to: Hartford Funds, P.O. Box 219060, Kansas City, MO 64121-9060.

To help lower the impact of operating costs, the Company attempts to eliminate mailing duplicate documents to the same address. Generally, the Fund will mail only one copy of each prospectus, annual report, semi-annual report, information statement, and proxy statement to shareholders having the same last name and address on the Fund’s records, unless the Fund has received contrary instructions from one or more shareholders. The consolidation of these mailings, called householding, benefits the Fund through reduced mailing expenses. If you hold your account directly with the Fund’s transfer agent and you want to receive multiple copies of these materials, you may call us at 1-888-843-7824 or notify us in writing at Hartford Funds, P.O. Box 219060, Kansas City, MO 64121-9060. Shareholders sharing a single mailing address who are currently receiving multiple copies of Fund documents can request delivery of a single copy instead by calling the same telephone number or writing to the same address. Individual copies of these materials will be sent to you commencing within 30 days after we receive your request to stop householding for accounts directly held with the Fund’s transfer agent. If your account is not held directly with the Fund’s transfer agent, please contact your financial intermediary for more information.

What are the key terms of the Sub-Advisory Agreement and Sub-Sub-Advisory Agreement?

The following discussion summarizes key terms of the Sub-Advisory Agreement and Sub-Sub-Advisory Agreement.

Sub-Advisory Services. Under the terms of the Sub-Advisory Agreement, SIMNA is responsible for (among other things) the investment and reinvestment of the assets of the Fund and furnishing the Fund with advice and recommendations with respect to investments and the purchase and sale of appropriate securities and other instruments for the Fund. SIMNA is subject to the general supervision of the Board and the Investment Manager. Pursuant to the Sub-Sub-Advisory Agreement, SIMNA Ltd. is responsible for (among other things) assisting SIMNA in the investment and reinvestment of the assets of the Fund and in furnishing the Fund with advice and recommendations with respect to investments, and the purchase and sale of appropriate securities and other instruments for the Fund.

Compliance with Laws, Regulations and Other Restrictions. Under the terms of the Sub-Advisory Agreement and the Sub-Sub-Advisory Agreement, SIMNA and SIMNA Ltd. are required to manage the Fund’s portfolio in accordance with the investment objectives, policies and limitations of the Fund as set forth in the Fund’s prospectus and statement of additional information as well as in compliance with the Investment Company Act of 1940, as amended, (the “1940 Act”) and other applicable laws.

Brokerage. Under the terms of the Sub-Advisory Agreement and Sub-Sub-Advisory Agreement, SIMNA and SIMNA Ltd. are responsible for selecting the brokers or dealers that will execute purchases and sales of securities for the Fund. To the extent consistent with Section 28(e) of the Securities Exchange Act of 1934, as amended (“1934 Act”), SIMNA and SIMNA Ltd. may cause the Fund to pay a broker-dealer that provides brokerage and research services (as defined in the 1934 Act) to the sub-adviser or sub-sub-adviser an amount in respect of securities transactions for the Fund in excess of the amount that another broker-dealer would have charged in respect of that transaction, provided that SIMNA and/or SIMNA Ltd. determine in good faith that such commission is reasonable in relation to the value of the brokerage and research services provided by such broker-dealer.

Compensation. The Sub-Advisory Agreement provides that, as compensation for the performance of the services by SIMNA, the Investment Manager will pay a quarterly fee to SIMNA calculated on the basis of the average daily net asset value of the Fund. In turn, the Sub-Sub-Advisory Agreement provides that, as compensation for the performance of the services by SIMNA Ltd., SIMNA will pay a monthly fee to SIMNA Ltd. Under the terms of the Sub-Advisory Agreement and the Sub-Sub-Advisory Agreement, SIMNA, and not the Fund or the Investment Manager, pays the sub-sub-advisory fees to SIMNA Ltd.

Liability. Pursuant to the terms of the Sub-Advisory Agreement and Sub-Sub-Advisory Agreement, SIMNA and SIMNA Ltd. shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Company, the Investment Manager, or the Fund in connection with the matters to which each agreement relates. The Sub-Advisory Agreement specifies that such liability will not apply to a loss resulting from SIMNA’s willful misfeasance, bad faith or negligence in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations under the Sub-Advisory Agreement. Likewise, the Sub-Sub-Advisory Agreement specifies that such liability will not apply to a loss resulting from SIMNA Ltd.’s willful misfeasance, bad faith or gross negligence in the performance of its obligations and duties, or by reason of its reckless disregard of its obligations under the Sub-Sub-Advisory Agreement.

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Term. The Sub-Advisory Agreement continues in effect from year to year provided that its continuance is specifically approved at least annually by (i) the vote of a majority of the Directors or (ii) a vote of a “majority” (as defined in the 1940 Act) of the Fund’s outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Directors who are neither (A) parties to the Sub-Advisory Agreement nor (B) “interested persons” (as defined in the 1940 Act) of any party to the Sub-Advisory Agreement, by vote cast in person (to the extent required by the 1940 Act) at a meeting called for the purpose of voting on such approval. The Sub-Sub-Advisory Agreement continues in effect so long as the Sub-Advisory Agreement remains in effect.

Termination. The Sub-Advisory Agreement can be terminated without penalty, on 60 days’ written notice to SIMNA: (i) by the Company, pursuant to (A) action by the Board or (B) the vote of the holders of a “majority” (as defined in the 1940 Act) of the shares of the Fund or (ii) by the Investment Manager. SIMNA may terminate the Sub-Advisory Agreement on 90 days’ written notice to the Investment Manager and the Company. The Sub-Advisory Agreement terminates automatically in the event of its assignment and also terminates automatically upon termination of the Investment Management Agreement. The Sub-Sub-Advisory Agreement may be terminated, without the payment of any penalty, by either SIMNA or SIMNA Ltd. (i) upon 60 days’ written notice to the other party; or (ii) upon material breach of the other party of any representations and warranties set forth in the Sub-Sub-Advisory Agreement, if such breach has not been cured within 20 days after written notice of such breach. The Sub-Sub-Advisory Agreement also terminates automatically in the event of its assignment, upon the termination of the Sub-Advisory Agreement, or upon the termination of the Investment Management Agreement.

The foregoing description of the agreements is only a summary. A copy of the agreements, including any amendments thereto, will be filed with the SEC as part of the Fund’s annual update on or about February 28, 2020. Once filed, the agreements will be accessible via the SEC’s website (www.sec.gov) through the EDGAR database.

What did the Board consider in approving the Sub-Advisory Agreement and Sub-Sub-Advisory Agreement?

Section 15(c) of the Investment Company Act of 1940, as amended (the “1940 Act”), requires that each mutual fund’s board of directors, including a majority of those directors who are not “interested persons” of the mutual fund, as defined in the 1940 Act (the “Independent Directors”), initially approve, and annually review and consider the continuation of, the mutual fund’s investment sub-advisory agreements. At its meeting held on August 6-7, 2019, the Board of Directors (the “Board”) of The Hartford Mutual Funds, Inc., including each of the Independent Directors, unanimously voted to approve: (i) an investment sub-advisory agreement (the “Sub-Advisory Agreement”) by and between Hartford Funds Management Company, LLC (“HFMC”) and Schroder Investment Management North America Inc. (“SIMNA Inc.”); and (ii)  an amendment to the sub-sub-advisory agreement (the “Sub-Sub-Advisory Agreement” and collectively with the Sub-Advisory Agreement, the “Agreements”) by and between SIMNA Inc. and Schroder Investment Management North America Limited (“SIMNA Ltd.,” together with SIMNA Inc., the “Sub-advisers” and with HFMC, the “Advisers”), each on behalf of the Fund. The Sub-Advisory Agreement became effective on November 6, 2019, and the Sub-Sub-Advisory Agreement became effective on November 8, 2019 with respect to the Fund.

In the months preceding the August 6-7, 2019 meeting, the Board requested and reviewed written responses from the Advisers to questions posed to the Advisers on behalf of the Independent Directors and supporting materials relating to those questions and responses. In addition, the Board considered such additional information as it deemed reasonably necessary to evaluate the Agreements, as applicable, with respect to the Fund, which included information furnished to the Board at its meetings throughout the year, as well as information specifically prepared in connection with the approval of the Agreements that was presented at the Board’s meeting held on August 6-7, 2019. The Board also considered the materials and in-person presentations by Fund officers and representatives of HFMC received at the Board’s meeting on August 6-7, 2019 concerning the Agreements and the proposal to add SIMNA Inc. as an additional sub-adviser to the Fund and SIMNA Ltd. as an additional sub-sub-adviser to the Fund.

In determining whether to approve the Agreements for the Fund, the members of the Board reviewed and evaluated information and factors they believed to be relevant and appropriate through the exercise of their reasonable business judgment. While individual members of the Board may have weighed certain factors differently, the Board’s determination to approve the Agreements was based on a comprehensive consideration of all information provided to the Board with respect to the approval of the Agreements. The Board was also furnished with an analysis of its fiduciary obligations in connection with its evaluation of the Agreements and, throughout the

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evaluation process, the Board was assisted by counsel for the Fund. The Independent Directors were also separately assisted by independent legal counsel throughout the evaluation process. A more detailed summary of the important, but not necessarily all, factors the Board considered with respect to its approval of the Agreements is provided below.

Nature, Extent and Quality of Services to be Provided by the Sub-advisers

The Board requested and considered information concerning the nature, extent and quality of the services to be provided to the Fund by the Sub-advisers. The Board considered, among other things, the terms of the Agreements and the range of services to be provided by the Sub-advisers. The Board considered the Sub-advisers’ organizational structure, systems and personnel. The Board also considered each Sub-adviser’s reputation and overall financial strength and the Board’s past experience with each Sub-adviser with respect to the services it provides to other funds managed by HFMC and its affiliates (the “Hartford Funds”). In addition, the Board considered the quality of each Sub-adviser’s communications with the Board and responsiveness to Board inquiries and requests made from time to time with respect to other Hartford Funds.

The Board also requested and evaluated information concerning each Sub-adviser’s regulatory and compliance environment. In this regard, the Board requested and reviewed information about each Sub-adviser’s compliance policies and procedures, compliance history, and a report from the Fund’s Chief Compliance Officer about each Sub-adviser’s compliance with applicable laws and regulations, including responses to regulatory developments and any compliance issues raised by regulators. The Board also noted that the Sub-advisers would support the Fund’s compliance control structure, and, in particular, the resources the Sub-advisers would devote in support of the Fund’s obligations pursuant to Rule 38a-1 under the 1940 Act and the Fund’s liquidity risk management program, as well as the future efforts of the Sub-advisers to combat cybersecurity risks and invest in business continuity planning.

With respect to the Sub-advisers, which would be responsible for the day-to-day portfolio management services for a sleeve of the Fund (the “Sleeve”), subject to oversight by HFMC, the Board considered, among other things, each Sub-adviser’s investment personnel, investment philosophy and process, investment research capabilities and resources, performance record, and experience, including with respect to environmental-, social-, and governance-focused investments for the Fund. The Board also considered the experience of the proposed portfolio manager from the Sub-advisers, trade execution capabilities, the number of accounts managed by the portfolio manager, and each Sub-adviser’s method of compensating portfolio managers.

The Board also considered information previously provided by the Advisers regarding their compliance policies and procedures and compliance history, and received a representation from the Hartford Funds’ Chief Compliance Officer that the written compliance policies and procedures of each of the Sub-advisers are reasonably designed to prevent violations of the federal securities laws. In addition, the Board considered HFMC’s representation that it did not anticipate making any material changes to HFMC’s and the Hartford Funds’ compliance program as a result of the appointment of the Sub-advisers.

In considering this information, the Board evaluated not only the information presented to the Board in connection with its consideration of the Agreements, but also the Board’s experience through past interactions with the Sub-advisers. Based on these considerations, the Board concluded that it was satisfied with the nature, extent and quality of the services to be provided to the Fund by the Sub-advisers.

Performance of the Sub-advisers

The Board considered the investment performance of the Sub-advisers and their portfolio management team, including, for purposes of considering the investment skill and experience of the Sleeve’s proposed portfolio manager, composite performance data showing the portfolio manager’s capabilities in managing the Schroders Global Climate Change strategy, noting that the Sub-advisers currently manage accounts that use an investment strategy substantially similar to the proposed investment strategy for the Sleeve (but that none of the accounts are registered investment companies). The Board also considered information comparing the Schroders Global Climate Change strategy’s composite performance data to the Fund’s benchmark and an appropriate universe of peer funds.

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The Board also considered additional information provided by HFMC about the broad range of the portfolio manager’s investment experience and investment philosophy and process.

Based on these considerations, the Board concluded that it was satisfied that the Sub-advisers have the capability of providing satisfactory investment performance for the Fund.

Costs of the Services and Profitability of the Sub-advisers

The Board reviewed information regarding HFMC’s cost to provide investment management and related services to the Fund and HFMC’s profitability, both overall and for the Fund on a pre-tax basis without regard to distribution expenses, from all services provided to the Fund under the current contractual arrangements and also assuming implementation of the Agreements with the Sub-advisers.

In considering the proposed sub-advisory and sub-sub-advisory fee schedules for the Fund, the Board considered representations from HFMC and the Sub-advisers that such fees were negotiated at arm’s length and that the sub-advisory fees would be paid by HFMC and not the Fund. The Board also considered that SIMNA Ltd. is an affiliate of SIMNA Inc. and that SIMNA Ltd.’s sub-sub-advisory fees would be paid by SIMNA Inc., not the Fund. Accordingly, the Board concluded that the profitability of the Sub-advisers is a less relevant factor with respect to the Board’s consideration of the Agreements.

Based on these considerations, the Board concluded that the profits anticipated to be realized by the Sub-advisers and their affiliates from their relationships with the Fund would not be excessive.

Comparison of Fees and Services to be Provided by the Sub-advisers

The Board considered the information that had been provided at the meeting on August 6-7, 2019 with respect to the proposed sub-advisory fees to be paid by HFMC to SIMNA Inc. with respect to the Fund, as well as the sub-sub-advisory fees to be paid by SIMNA Inc. to SIMNA Ltd. In this regard, the Board requested and reviewed information from HFMC and SIMNA Inc. relating to the proposed sub-advisory and sub-sub-advisory fees for the Sleeve. The Board considered that, in connection with the addition of the Sub-advisers, there were no proposed changes to the management fees to be paid by the Fund to HFMC or the sub-advisory fees to be paid by HFMC to Wellington Management Company LLP, another sub-adviser to the Fund, with respect to the portion of the Fund sub-advised by Wellington Management Company LLP.

The Board also considered information provided by the Sub-advisers to the Board about the quality of services to be performed for the Fund and each Sub-adviser’s investment philosophy.

The Board received information regarding fees charged by the Sub-advisers to any other clients with investment strategies similar to those of the Sleeve, including institutional separate account clients and offshore fund clients for which a Sub-adviser serves as either primary investment adviser or sub-adviser. The Board considered the explanations provided the Sub-advisers about any differences between a Sub-adviser’s services to be provided to the Fund and the services it provides to other types of clients. In this regard, the Board reviewed information about the generally broader scope of services and compliance, reporting and other legal burdens and risks of managing registered funds compared with those associated with managing assets of non-registered fund clients such as institutional separate accounts.

Based on these considerations, the Board concluded that the proposed sub-advisory and sub-sub-advisory fees, in conjunction with the information about quality of services, profitability, economies of scale, and other matters considered, were reasonable in light of the services to be provided.

Economies of Scale

The Board considered information regarding the extent to which economies of scale may be realized as the Fund grows. The Board also considered how any benefits from economies of scale would be realized by the various parties. The Board also considered that, with respect to the Agreements, any economies of scale achieved by the Fund would benefit HFMC because the sub-advisory fees would be paid by HFMC and not the Fund. The Board

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considered that the Fund and the Sub-advisers could share in the benefits from economies of scale as assets in the Fund grow. Based on these considerations, the Board concluded that it was satisfied with the extent to which economies of scale would be shared for the benefit of the Fund’s shareholders.

The Board noted, however, that it would review future growth in the Fund’s assets and the appropriateness of additional breakpoints or other methods to share benefits from economies of scale as part of its future annual review of the Agreements.

Other Benefits

The Board considered other benefits to the Advisers and their affiliates from their relationships with the Fund. The Board also considered the benefits, if any, to the Sub-advisers from any use of the Fund’s brokerage commissions to obtain soft dollar research. The Board considered that SIMNA Inc. has entered into a solicitation agreement with HFMC pursuant to which HFMC provides certain marketing support services with respect to an investment strategy model offered by SIMNA Inc. through its managed account platforms.

* * * *

Based upon its review of these various factors, among others, the Board concluded that it is in the best interests of the Fund for the Board to approve the Agreements. In reaching this decision, the Board did not assign relative weights to the factors discussed above or deem any one or group of them to be controlling in and of themselves. In connection with their deliberations, the Independent Directors met separately in executive session, with independent legal counsel, to review the relevant materials and consider their responsibilities under relevant laws and regulations.

Who are the control persons and principal executive officers of SIMNA and SIMNA Ltd.?

SIMNA and SIMNA Ltd. are both indirect wholly owned U.S. registered investment adviser subsidiaries of Schroders plc. The principal address of Schroders plc is 1 London Wall Place, London EC2Y 5AU. SIMNA is a wholly owned subsidiary of Schroder U.S. Holdings Inc. Schroder U.S. Holdings Inc. is a wholly owned subsidiary of Schroder International Holdings, which is a wholly owned subsidiary of Schroder Administration Ltd., which is a wholly owned subsidiary of Schroders plc, a publicly-owned holding company organized under the laws of England. SIMNA Ltd. is a wholly owned subsidiary of Schroder International Holdings Ltd. Schroders plc is a global asset management company with approximately $555.5 billion under management as of September 30, 2019. Schroders plc and its affiliates have clients that are major financial institutions including banks and insurance companies, public and private pension funds, endowments and foundations, high net worth individuals, financial intermediaries and retail investors. Schroders plc has one of the largest networks of offices of any dedicated asset management company with numerous portfolio managers and analysts covering the world’s investment markets.

The name and principal occupation of the principal executive officers and directors of SIMNA are listed below. Unless otherwise noted, the address of each is 7 Bryant Park, New York, New York 10018.

Name	Position
Karl Franklin Dasher	Director, Chairman and Chief Executive Officer
Mark Anthony Hemenetz	Director and Chief Operating Officer
Richard Lowe	Director, Financial Controller
Marc Brookman	Director
Carin Muhlbaum	Assistant Secretary, General Counsel
Joe Bertini	Chief Compliance Officer
Patricia Woolridge	Secretary
Janice McCann	Assistant Secretary
Ryan Chelf	Assistant Secretary

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The name and principal occupation of the principal executive officers and directors of SIMNA Ltd. are listed below. Unless otherwise noted, the address of each is 1 London Wall Place, London EC2Y 5AU.

Name	Position
Paul James Chislett	Director
Christopher Neil Taylor	Director

No officer or director of the Fund is an officer, employee, director, general partner or shareholder of SIMNA or SIMNA Ltd.

Do SIMNA and SIMNA Ltd. act as an investment adviser or sub-adviser to any other registered investment companies with a substantially similar principal investment strategy to the Fund?

SIMNA and SIMNA Ltd. do not serve as investment adviser or sub-adviser to any other mutual funds with a substantially similar principal investment strategy to the Fund.

What fees were paid to the Investment Manager and SIMNA for providing investment management services and sub-advisory services, respectively, to the Fund during the fiscal year ended October 31, 2019?

The Investment Management Agreement provides that the Investment Manager, subject to the supervision and approval of the Company’s Board of Directors, is responsible for the management of the Fund. In addition, the Investment Manager or its affiliate(s) provides administrative services to the Company and the Fund, including personnel, services, equipment and facilities and office space for proper operation of the Company and the Fund. Pursuant to the terms of the Investment Management Agreement, the Investment Manager is entitled to receive 0.6200% of the first $500 million, 0.6000% of the next $500 million, 0.5800% of the next $1.5 billion, 0.5750% of the next $2.5 billion, and 0.5700% in excess of $5 billion annually of the Fund’s average daily net assets. The Investment Manager pays a sub-advisory fee to SIMNA out of its advisory fee. Pursuant to the Sub-Sub-Advisory Agreement between SIMNA and SIMNA Ltd., SIMNA pays a fee to SIMNA Ltd. out of the sub-advisory fee received from the Investment Manager for the Fund.

For the Fund’s fiscal year ended October 31, 2019, the Investment Manager received investment management fees totaling $139,708 for serving as investment manager to the Fund. Of that, the Investment Manager paid $0 to SIMNA. As a result, for the Fund’s fiscal year ended October 31, 2019, the effective rate of sub-advisory fees paid to SIMNA was 0% of the Fund’s average daily net assets.

Does the Investment Manager or affiliates of the Investment Manager provide other services to the Fund?

The Investment Manager also provides the Fund with accounting services pursuant to a fund accounting agreement by and between the Company, on behalf of the Fund, and the Investment Manager. For the fiscal year ended October 31, 2019, the Fund paid the Investment Manager $4,056 for fund accounting services. Hartford Funds Distributors, LLC (“HFD”), an affiliate of the Investment Manager, serves as the Fund’s principal underwriter. For the fiscal year ended October 31, 2019, the Fund paid HFD $26,032 for distribution and other services. Hartford Administrative Services Company (“HASCO”), an affiliate of the Investment Manager, serves as the Fund’s transfer agent. During the fiscal year ended October 31, 2019, the Fund paid $9,425 to HASCO for the provision of transfer agency services.

What is the principal address of the Investment Manager, HFD and HASCO?

Each of the Investment Manager, HFD and HASCO are principally located at 690 Lee Road, Wayne, PA 19087.

Did the Fund pay any commissions to an affiliated broker during the fiscal year ended October 31, 2019?

During the fiscal year ended October 31, 2019, the Fund did not pay commissions to any affiliated broker.

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Who were the principal holders of the Fund as of the Record Date?

As of the Record Date, to the knowledge of the Company’s management, the officers and directors of the Company as a group beneficially owned more than 1% of the outstanding shares of Class I shares of the Fund. As of the Record Date, Mr. Lynn Birdsong, a director of the Company, owned more than 1% of the outstanding shares of Class I shares of the Fund. As of the Record Date, to the knowledge of the Company’s management, the officers and remaining directors of the Company individually beneficially owned less than 1% of the outstanding shares of each class of the Fund. As of the Record Date, the Fund had 3,413,522.4020 shares issued and outstanding. As of the Record Date, to the knowledge of the Fund, the following persons held an interest in the Fund equal to 5% or more of the outstanding shares of a class:

	Class A	Class C	Class I	Class R3	Class R4	Class R5	Class R6	Class Y	Class F
ATTN MUTUAL FUND ADMIN C/O STATE STREET BANK OAKS PA			16.96%
CHARLES SCHWAB & CO INC SPECIAL CUSTODY ACCOUNT SAN FRANCISCO CA	12.34%							47.52%
CYNTHIA KOCHER CYNTHIA KOCHER TRUSTEE IND (K) SNOQUALMIE WA					10.27%
EDWARD D JONES & CO FOR THE BENEFIT OF CUSTOMERS SAINT LOUIS MO	56.93%	67.88%
HARTFORD FUNDS MANAGEMENT COMPANY WAYNE PA				100.00%	89.51%	100.00%	99.89%
NATIONAL FINANCIAL SERVICES LLC FOR THE EXCLUSIVE BENE OF OUR CUST JERSEY CITY NJ	16.28%		11.47%
PERSHING LLC PERSHING PLAZA JERSEY CITY NJ		16.59%	39.22%					37.10%
SEI PRIVATE TRUST COMPANY C/O CHOATE HALL STEWART OAKS PA								15.37%
VANGUARD BROKERAGE SERVICES VALLEY FORGE PA			6.27%
VANGUARD BROKERAGE SERVICES VALLEY FORGE PA			5.40%

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